EXHIBIT 21

LIST OF SUBSIDIARIES (1)
At December 31, 2017

Name of Subsidiary	State, Province, or Country in Which Organized
Anadarko 20-32 Company	Cayman Islands
Anadarko 20-42 Company	Cayman Islands
Anadarko Algeria Company, LLC	Delaware
Anadarko Brazil Investment I LLC	Delaware
Anadarko China Holdings 2 Company	Cayman Islands
Anadarko Colombia Company (2)	Cayman Islands
Anadarko Consolidated Holdings LLC (2)	Delaware
Anadarko Côte d'Ivoire Block 103 Company (2)	Cayman Islands
Anadarko Côte d'Ivoire Company	Cayman Islands
Anadarko Development Company	Cayman Islands
Anadarko Development Holding Limited	Gibraltar
Anadarko E&P Onshore LLC (2)	Delaware
Anadarko Egypt Holdings Company	Delaware
Anadarko Energy Marketing, Inc.	Delaware
Anadarko Energy Services Company (2)	Delaware
Anadarko Exploracao e Producao de Petroleo e Gas Natural Ltda.	Brazil
Anadarko Gathering Company LLC	Delaware
Anadarko Ghana Mahogany-1 Company	Cayman Islands
Anadarko Global Energy S.a.r.l. (2)	Luxembourg
Anadarko Global Funding 1 Company	Cayman Islands
Anadarko Global Funding II Ltd.	Bahama Islands
Anadarko Holding Company (2)	Utah
Anadarko International Development S.a.r.l.	Luxembourg
Anadarko Land Corp.	Nebraska
Anadarko Midkiff/Chaney Dell LLC	Delaware
Anadarko Moçambique Área 1, Limitada	Mozambique
Anadarko Offshore Holding Company, LLC	Delaware
Anadarko Offshore Well Containment Company LLC	Delaware
Anadarko Petroleum Corporation (2)	Delaware
Anadarko Realty, LLC	Texas
Anadarko Rockies LLC (2)	Delaware
Anadarko Uintah Midstream, LLC	Delaware
Anadarko US Offshore LLC (2)	Delaware
Anadarko USH1 Corporation (2)	Delaware
Anadarko Venezuela Company	Cayman Islands
Anadarko Venezuela LLC	Delaware
Anadarko Wattenberg Oil Complex LLC	Delaware
Anadarko WCTP Company (2)	Cayman Islands
Anadarko West Texas LLC	Delaware
Anadarko Worldwide Holdings C.V.	The Netherlands

APC International Holdings LLC	Delaware
APC Midstream Holdings, LLC	Delaware
Bitter Creek Coal Company	Utah
Chipeta Processing LLC	Delaware
Delaware Basin JV Gathering LLC	Delaware
Delaware Basin Midstream, LLC	Delaware
Headwater II, LLC	Delaware
Kerr-McGee Corporation (2)	Delaware
Kerr-McGee Energy Services Corporation	Delaware
Kerr-McGee Gathering LLC (2)	Colorado
Kerr-McGee Oil & Gas Onshore LP (2)	Delaware
Kerr-McGee Shared Services Company LLC (2)	Delaware
Kerr-McGee Worldwide Corporation (2)	Delaware
KM BM-C-Seven Ltd. (2)	Cayman Islands
Mountain Gas Resources LLC	Delaware
Rock Springs Royalty Company LLC	Utah
Springfield Pipeline LLC	Texas
Upland Industries Corporation	Nebraska
Venezuela US SRL	Barbados
Western Gas Equity Partners, LP	Delaware
Western Gas Holdings, LLC	Delaware
Western Gas Partners, LP (2)	Delaware
Western Gas Resources, Inc. (2)	Delaware
Western Gas Resources-Westana, Inc.	Delaware
WGR Asset Holding Company LLC (2)	Delaware
WGR Operating, LP (2)	Delaware
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(1)
The names of certain subsidiaries have been omitted since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary, as of the end of the year covered by this report, as defined under the Securities and Exchange Commission Regulation S-X 210.1-02(w).

(2)	Subsidiary meets the conditions of a significant subsidiary under the Securities and Exchange Commission Regulation S-X 210.1-02(w).